EXHIBIT 21

GREAT WESTERN LAND AND RECREATION, INC.
LIST OF SUBSIDIARIES

45th/47th and Glendale, LLC, an Arizona limited liability corporation

Amortibanc Land and Cattle, LLC, an Arizona limited liability corporation

Amortibanc Management, LC, a Texas limited liability corporation

Aquarius Mountain Water & Mineral, LLC, an Arizona limited liability corporation

Barnstorm, LLC, an Arizona limited liability corporation

Bosque del San Antonio, LLC, an Arizona limited liability corporation

F Troops, LLC, an Arizona limited liability corporation

F and B 2818, LLC, a Texas limited liability corporation

Firebird Financial, LLC, an Arizona limited liability corporation

First National Realty, LLC, an Arizona limited liability corporation

Glendale Condominiums, LLC, an Arizona limited liability corporation

Great Western Acquisitions, LLC, a Texas limited liability corporation

Great Western Arizona Acquisitions, LLC, an Arizona limited liability corporation

GWLAR, Inc., a Nevada corporation

GWLR Acquisitions, LLC, a Texas limited liability corporation

GWLR, LLC, a Delaware limited liability corporation

GWLR Wagon Bow Ranch, LLC, an Arizona limited liability corporation

Houston Coventry, LLC, a Texas limited liability corporation

Houston Damage Control, LLC, a Texas limited liability corporation

Houston Greenwich, LLC, a Texas limited liability corporation

Houston Promenade, LLC, a Texas limited liability corporation

Houston Promenade Glen, LLC, a Texas limited liability corporation

Houston Warren Ranch Partners, LLC, a Texas limited liability corporation

Houston Wheatstone, LLC, a Texas limited liability corporation

Houston Wheatstone III, LLC, a Texas limited liability corporation

Laguna Investments, LLC, an Arizona limited liability corporation

Morningside Farms, LLC, a Texas limited liability corporation

North Scottsdale 106, LLC, an Arizona limited liability corporation

Phoenix Monterrey, LLC, an Arizona limited liability corporation

Phoenix Wright Place, LLC, an Arizona limited liability corporation

Sunburst Development Co., a Cayman Islands company

Villa Maria, LLC, a Texas limited liability corporation

Wagon Bow Ranch Realty, LLC, an Arizona limited liability corporation

Walthingham, LLC, an Arizona limited liability corporation

Willow Springs Ranch, LLC, a New Mexico limited liability corporation

Willow Springs Water, LLC, a New Mexico limited liability corporation